Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

Vital Images Announces First Quarter Results

Minneapolis, May 5, 2010 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, today reported financial results for the first quarter ended March 31, 2010.

First quarter revenue was $14.8 million, compared to $14.8 million for the first quarter of 2009. First quarter net loss was $1.1 million, or $(0.08) per diluted share, which included a $692,000, or $(0.05) per diluted share, equity-based compensation charge relating to the tender offer for certain employee stock options that closed in the first quarter. This compares to a net loss of $251,000, or $(0.02) per diluted share, for the first quarter of 2009.

First quarter adjusted EBITDA (a non-GAAP measure) was $1.3 million, compared to $1.5 million for the first quarter of 2009. The company’s total cash and investments were $143.0 million as of March 31, 2010, compared to $142.2 million as of December 31, 2009.

“Given the hospital capital spending environment, we are pleased with our results,” said Michael H. Carrel, Vital Images president and chief executive officer. “We continue to receive positive feedback on Vitrea Enterprise Suite and remain focused on our strategic investments of developing innovative software as well as partner and customer relationships that expand our long-term market opportunities. With these investments and our strong cash balance, we remain optimistic about Vital Images’ prospects, and continue to plan for revenue growth and improved profitability for the 2010 fiscal year.”

Conference Call and Webcast

Vital Images will host a live webcast of its first quarter earnings conference call on Thursday, May 6, 2010 at 10:30 a.m. CT. The webcast can be accessed on the Vital Images website at www.vitalimages.com. An audio replay of the conference call will be available beginning at 2:00 p.m. CT on Thursday, May 6, 2010 through 5:00 p.m. CT on Thursday, May 20, 2010 by calling (800) 642-1687 and entering conference ID 70557469.

About Vital Images

Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company’s software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Non-GAAP Information

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. The company uses adjusted EBITDA to develop budgets, to assess its operating performance, to increase comparability among different periods and to serve as a measurement for incentive compensation. The company uses adjusted EBITDA even though it is not probable that the financial impact of excluded amounts will be immaterial in the future. Additionally, amounts excluded from adjusted EBITDA are managed by and are the responsibility of the company’s management. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company’s results of operations from the same perspective as management and the company’s board of directors.

The method the company uses to produce non-GAAP measures is not in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. These non-GAAP results should not be considered in isolation or regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating the company’s business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon the company’s reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both the company’s financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2009. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009

Revenue:
License fees	$5,521	$5,994
Maintenance and services	8,804	8,561
Hardware	434	233
Total revenue	14,759	14,788

Cost of revenue:
License fees	917	970
Maintenance and services	2,347	2,377
Hardware	440	209
Total cost of revenue	3,704	3,556

Gross profit	11,055	11,232

Operating expenses:
Sales and marketing	5,479	5,440
Research and development	4,030	4,002
General and administrative	2,722	2,743
Total operating expenses	12,231	12,185

Operating loss	(1,176)	(953)

Interest income	108	430
Loss before income taxes	(1,068)	(523)
Provision (benefit) for income taxes	24	(272)
Net loss	$(1,092)	$(251)

Net loss per share — basic and diluted	$(0.08)	$(0.02)

Weighted average common shares outstanding — basic and diluted	14,332	14,518

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$121,121	$120,317
Marketable securities	14,481	9,673
Accounts receivable, net	13,068	12,196
Prepaid expenses and other current assets	2,546	2,686
Total current assets	151,216	144,872
Marketable securities	7,443	12,234
Property and equipment, net	4,785	5,485
Other intangible assets, net	292	382
Goodwill	9,089	9,089
Total assets	$172,825	$172,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,629	$2,588
Accrued compensation	2,264	3,574
Accrued royalties	789	812
Other current liabilities	1,684	1,364
Deferred revenue	15,764	15,500
Total current liabilities	23,130	23,838
Deferred revenue	1,087	1,033
Deferred rent	362	469
Total liabilities	24,579	25,340

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,442 issued and outstanding as of March 31, 2010; and 14,330 shares issued and outstanding as of December 31, 2009	144	143
Additional paid-in capital	170,659	168,058
Accumulated deficit	(22,724)	(21,632)
Accumulated other comprehensive income	167	153
Total stockholders’ equity	148,246	146,722
Total liabilities and stockholders’ equity	$172,825	$172,062

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,092)	$(251)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	927	1,285
Amortization of identified intangibles	90	156
Provision for doubtful accounts	66	88
Deferred income taxes	—	(300)
Excess tax benefit from stock transactions	—	(58)
Amortization of discount and accretion of premium on marketable securities	(3)	90
Employee stock-based compensation	1,487	992
Amortization of deferred rent	(102)	(97)
Changes in operating assets and liabilities:
Accounts receivable	(938)	2,522
Prepaid expenses and other assets	140	323
Accounts payable	44	(1,053)
Accrued expenses and other liabilities	(1,041)	(993)
Deferred revenue	318	(1,155)
Net cash (used in) provided by operating activities	(104)	1,549

Cash flows from investing activities:
Purchases of property and equipment	(230)	(721)
Purchases of marketable securities	—	(11,902)
Proceeds from maturities of marketable securities	—	2,090
Net cash used in investing activities	(230)	(10,533)

Cash flows from financing activities:
Repurchases of common stock	—	(3,249)
Proceeds from sale of common stock under stock plans	1,332	513
Payment for employee stock options tendered	(194)	—
Excess tax benefit from stock transactions	—	58
Net cash provided by (used in) financing activities	1,138	(2,678)

Net increase (decrease) in cash and cash equivalents	804	(11,662)
Cash and cash equivalents, beginning of period	120,317	109,706
Cash and cash equivalents, end of period	$121,121	$98,044

Vital Images, Inc.

Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended March 31,
	2010		2009
Revenue:
License fees	$5,521		$5,994
Maintenance and services	8,804		8,561
Hardware	434		233
Total revenue	$14,759		$14,788

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$6,539	44%	$6,555	44%
Toshiba	8,220	56	8,233	56
Total revenue	$14,759	100%	$14,788	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$1,000	18%	$1,360	23%
Toshiba	4,521	82	4,634	77
Total license fee revenue	$5,521	100%	$5,994	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,144	58%	$5,068	59%
Toshiba	3,660	42	3,493	41
Total maintenance and services revenue	$8,804	100%	$8,561	100%

Revenue by geography:
United States	$9,644		$9,684
Europe	2,681		2,663
Asia and Pacific	1,604		1,348
Other foreign	830		1,093
Total revenue	$14,759		$14,788
Export revenue as a percent of total revenue:	35%		35%

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended
	March 31,
	2010	2009

Adjusted EBITDA (in thousands):
Operating loss	$(1,176)	$(953)
Equity-based compensation	1,487	992
Depreciation and amortization of property and equipment	927	1,285
Amortization of identified intangibles	90	156
Adjusted EBITDA	$1,328	$1,480

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